EXHIBIT 10.3

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


     This agreement is made as of December 29, 2005 at Fremont, California among Pegasus Wireless Corp., a Nevada corporation ("Buyer"), CNet Technology, Inc., a corporation organized under the laws of Taiwan, Republic of China ("Seller"), CNet Technology, Inc., a corporation organized under the laws of the Cayman Islands, British West Indies ("Company"), and ANet Wu-Jiang, a corporation organized under the laws of the Peoples Republic of China ("Subsidiary"). Seller, Company and Subsidiary are sometimes referred to in this agreement as "Selling Parties."

                                       I.
                                    RECITALS

     Buyer desires to purchase from Seller, and Seller desires to sell and transfer to Buyer, on the terms and subject to the conditions of this agreement, 15,351 shares of ordinary stock of Company (the "Stock") in exchange for the purchase price described in Paragraph 2.1. Subsidiary is a wholly owned subsidiary of Company. Subsidiary desires that this transaction be consummated. In consideration of the mutual covenants, representations and warranties contained in this agreement, the parties agree as set forth herein.

                                       II.
                           PURCHASE AND SALE OF STOCK

     2.1 Purchase and Sale of Stock. Subject to the terms and conditions set forth in this agreement, on the Closing Date, Seller will sell the Stock to Buyer, and Buyer will buy the Stock from Seller. The purchase price is
(US)$1,000,000 ((US)$65.14 per share).

     2.2 Consideration from Buyer at Closing. As payment for the transfer of the Stock by Seller to Buyer, Buyer shall pay the purchase price to Seller at the Closing (defined below). Payment shall be made by company check or wire transfer.

                                      III.
                 SELLING PARTIES' REPRESENTATIONS AND WARRANTIES

     Selling Parties jointly and severally represent and warrant that, except as otherwise provided in Exhibit A:

     3.1 Organization, Standing and Qualification. Seller is a corporation that is duly organized, validly existing and in good standing under the laws of Taiwan, Republic of China. Company is a corporation that is duly organized, validly existing and in good standing under the laws of the Cayman Islands, British West Indies. Subsidiary is a corporation that is duly organized, validly existing and in good standing under the laws of the Peoples Republic of China. Company's other wholly owned subsidiary, Broad Communications, Inc. ("Broad Samoa") is a corporation that is duly organized, validly existing and in good standing under the laws of Samoa. Company and its subsidiaries have all necessary corporate powers to operate


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the businesses as now owned and operated by them.  Company and its  subsidiaries are qualified to do business in each jurisdiction in which, by virtue of the ownership of their properties or the nature of their businesses, they are required by applicable law to be qualified.

     3.2 Stock of Company and Subsidiaries. The authorized capital of Company consists of 50,000 shares of ordinary stock, 30,100 shares of which are currently issued and outstanding. Subsidiary is wholly owned by Company pursuant to a Certificate of Approval for Establishment of Enterprises with Foreign Investment in the Peoples Republic of China dated April 7, 2004. Subsidiary has no authorized or outstanding shares of capital stock. The authorized capital of Broad Samoa consists of 1,500,000 shares of (US)$1.00 par value capital stock, none of which is issued and outstanding. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Company to issue or transfer from treasury shares of its capital stock.

     3.3 Title to Stock. Seller is the owner, beneficially and of record, of the Stock, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions. Seller has full power to transfer the Stock to Buyer without obtaining the consent or approval of any other person or governmental authority.

     3.4 Subsidiaries. Except for Subsidiary and Broad Samoa, Company does not own, directly or indirectly, any interest or investment in any corporation, partnership, business trust or other entity.

     3.5 Absence of Undisclosed Liabilities. Neither Company, Subsidiary nor Broad Samoa has any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the most recent balance sheet included in the financial statements described in Section 3.16 below, other than liabilities incurred in the ordinary course of business after the date of such balance sheet.

     3.6 Leases. Company's mailing address is The Marquee Building, Suite 300, 430 West Bay Road, P.O. Box 30691SMB, Grand Cayman Islands, British West Indies.,. Subsidiary occupies the premises located at No. 360 Liu_Xu Rd., Songling Town, Wu-Jiang Economy Development Zone, Jiangsu Province, Peoples Republic of China pursuant to a lease dated January 1, 2003 between Wu-Jiang Economics Development Zone Development Corporation as lessor and Subsidiary as tenant. Neither Company nor Broad Samoa is a party of any leasing agreement. Subsidiary's lease is valid and enforceable, subject to limitations contained in bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally and to the rules governing the availability of the remedy of specific enforcement of contracts. Subsidiary is current in the payment of rent and other amounts payable under their respective leases.

     3.7 Inventory. Neither Company, Subsidiary nor Broad Samoa possesses an inventory of finished goods.

     3.8 Other Tangible Personal Property. Exhibit B attached to this agreement is a complete and accurate schedule describing and specifying the location of all motor vehicles,


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machinery, equipment, fixtures, furniture, tools and all other tangible personal property owned by, in the possession of, or used by Subsidiary in connection with its business. The property in Exhibit B constitutes all such tangible personal property necessary for the conduct by Subsidiary of its business as now conducted. No tangible personal property used by Subsidiary in connection with its business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession of Subsidiary. All tangible personal property of Subsidiary is in good operating condition and repair, ordinary wear and tear accepted.

     3.9 Trademarks. The trademark and service mark ANET and CNet Technology, is owned by Subsidiary. Selling Parties have no knowledge of any infringement or alleged infringement by others of such mark. Neither Company, Subsidiary nor Broad Samoa has infringed, or is now infringing, on any trademark or service mark belonging to any other person, firm or corporation.

     3.10 Title to Assets. Company, Subsidiary and Broad Samoa have good and marketable title to all of their assets and interests in assets, whether personal, tangible or intangible, which consist of all of the assets and interests in assets that are used in the business of Company, Subsidiary and Broad Samoa, respectively.

     3.11 Customers. Selling Parties have no information indicating that any of Subsidiary's or Broad Samoa's customers intend to cease doing business, or materially alter the amount of business they are presently doing, with Subsidiary or Broad Samoa, as the case may be.

     3.12 Compliance with Laws. Neither Company, Subsidiary nor Broad Samoa is in material violation of any applicable law or regulation.

     3.13 Litigation. There is not pending or, to the best of Selling Parties' knowledge, threatened any suit, action, arbitration or legal, administrative or other proceeding or governmental investigation against or affecting Company, Subsidiary or Broad Samoa or the business, assets or financial condition of any of them. Neither Company, Subsidiary nor Broad Samoa is in default with respect to any order, writ, injunction or decree of any court, department, agency or instrumentality. Neither Company, Subsidiary nor Broad Samoa is presently engaged in any legal action to recover monies due it or damages sustained by it.

     3.14 Agreement Will Not Cause Breach. The consummation of the transaction contemplated by this agreement will not result in or constitute any of the following: (1) a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the articles of incorporation or bylaws (or equivalent documents) of a Selling Party or Broad Samoa or any lease or other agreement, instrument or arrangement to which a Selling Party or Broad Samoa is a party or by which a Selling Party or Broad Samoa or the property of a Selling Party or Broad Samoa is bound; (2) an event that would permit any party to terminate any agreement to which Company, Subsidiary or Broad Samoa is a party; or (3) the creation or imposition of any lien, charge or encumbrance on any of Company's, Subsidiary's or Broad Samoa's properties.


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     3.15 Authority.  Selling Parties have the right,  power, legal capacity and authority to enter into and to perform their obligations under this agreement. The execution and delivery of this agreement by Selling Parties have been duly authorized by all necessary corporate action.

     3.16 Company's Financial Statements. Company's audited consolidated income statements and balance sheets for the 12 month periods ending, and as of, December 31, 2003 and December 31, 2004, and unaudited consolidated income statement and balance sheet for the nine month period ended, and as of, September 30, 2005, attached hereto as Exhibit C, have been prepared in accordance with generally accepted accounting principles applicable to Company, Subsidiary and Broad Samoa, consistently followed throughout the periods indicated, and fairly present the financial position of Company, Subsidiary and Broad Samoa as of the respective dates of the balance sheets and the results of their operations for the respective periods indicated.

     3.17 Absence of Specified Changes. Since September 30, 2005, there has not been any:

          (1) Transaction by Company, Subsidiary or Broad Samoa except in the ordinary course of business as conducted on that date;

          (2) Capital expenditures by Company, Subsidiary or Broad Samoa exceeding $2,000;

          (3) Material adverse change in the financial condition, liabilities, assets, business or prospects of Company, Subsidiary or Broad Samoa;

          (4) Destruction or loss of or damage to any asset of Company, Subsidiary or Broad Samoa (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of Company, Subsidiary or Broad Samoa;

          (5) Change in accounting methods or practices of Company, Subsidiary or Broad Samoa;

          (6) Declaration, setting aside, or payment of a dividend or other distribution in respect of the capital stock of Company, Subsidiary or Broad Samoa;

          (7) Sale or transfer of any asset of Company, Subsidiary or Broad Samoa, except in the ordinary course of business;

          (8) Amendment or termination of any contract, agreement, or license to which Company, Subsidiary or Broad Samoa is a party, except in the ordinary course of business;

          (9) Loan by Company, Subsidiary or Broad Samoa to any person or entity or guarantee by Company, Subsidiary of Broad Samoa of any loan;



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          (10) Mortgage,  pledge,  or other encumbrance of any asset of Company,
     Subsidiary or Broad Samoa;

          (11) Waiver or release of any right or claim of Company, Subsidiary or Broad Samoa, except in the ordinary course of business;

          (12) Commencement, or notice or threat of commencement, of any civil litigation or any governmental proceeding against or investigation of Company, Subsidiary or Broad Samoa or their affairs;

          (13) Issuance or sale by Company, Subsidiary or Broad Samoa of any shares of its capital stock of any class, or of any other of its securities;

          (14) Agreement by Company, Subsidiary or Broad Samoa to do any of the things described in the preceding clauses of this Section 3.17; or

          (15) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of Company, Subsidiary or Broad Samoa.

     3.18 Environmental Matters. Neither Seller, Company, Subsidiary nor Broad Samoa has received written notice of an investigation or inquiry by any governmental entity under an applicable law or regulation pertaining to health, safety, the environment, hazardous substances or solid wastes with respect to the premises occupied by Company, Subsidiary or Broad Samoa, and such premises are not contaminated with hazardous substances, solid wastes or other contaminating materials.

     3.19 Access to Information about Buyer. Seller has had an opportunity to discuss Buyer's business and financial affairs with Buyer's management and to inspect Buyer's facilities. Seller has also had an opportunity to ask questions of officers of Buyer, which questions were answered to Seller's satisfaction. Seller understands that such discussions, as well as any written information issued by Buyer, were intended to describe certain aspects of Buyer's business and prospects but were not intended to be an exhaustive description.

     3.20 Binding Obligation. This agreement is the obligation of Selling Parties, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or laws limiting the availability of equitable remedies.




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                                       IV.
                     BUYER'S REPRESENTATIONS AND WARRANTIES

     Buyer represents and warrants as follows:

     4.1  Organization,   Standing  and  Qualification  of  Buyer.  Buyer  is  a
corporation that is duly organized, validly existing and good standing under the laws of the State of Nevada.

     4.2 Investment Intent. Buyer is acquiring the Stock for Buyer's own account, not as nominee or agent, and not with a view to or for sale in connection with a distribution of the Stock. Buyer understands that the Stock has not been, and will not be, registered under the United States Securities Act of 1933 and, therefore, must be held indefinitely unless subsequently registered under the Securities Act of 1933 or unless an exemption from such registration is available.

     4.3 Binding Obligation. The execution and delivery of this agreement and the transaction contemplated by this agreement have been approved by all necessary corporate action on the part of Buyer, or will be so approved prior to the Closing, and this agreement constitutes the binding obligation of Buyer, enforceable in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and the relief of debtors applicable to creditors generally and to laws limiting the availability of equitable remedies.

                                       V.
                   SELLING PARTIES' OBLIGATIONS BEFORE CLOSING

     Selling  Parties  covenant that from the date of this  agreement  until the
Closing:

     5.1 Buyer's Access to Premises. Buyer and its representatives shall have full access during normal business hours to all premises, inventories and equipment of Company, Subsidiary and Broad Samoa. Company, Subsidiary and Broad Samoa shall make available to Buyer and its representatives all information, records and documents regarding the business, premises, inventories and equipment that Buyer may reasonably request.

     5.2 Conduct of Business. Company, Subsidiary and Broad Samoa shall carry on their businesses and activities diligently and in substantially the same manner as they previously have been carried on and shall not make or institute any unusual or novel methods of purchase, sale, lease, management or operation that vary materially from those methods currently used by Company, Subsidiary and Broad Samoa.

     5.3 Preservation of Business and Relationships. Company, Subsidiary and Broad Samoa will use their best efforts to preserve their business organizations intact and to preserve its relationships with suppliers, customers, principals and others having business relationships with it.

     5.4 New Transactions. Company, Subsidiary and Broad Samoa shall not, without Buyer's written consent, enter into any contract, commitment or transaction other than in the usual and ordinary course of its business. Selling Parties and Broad Samoa shall not enter into an agreement obligating any of them to take any action prohibited by this Article V.



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     5.5 Existing  Agreements.  Company,  Subsidiary  and Broad Samoa shall not, without Buyer's written consent, modify, amend, cancel or terminate any of its existing contracts or agreements, or agree to do so.

     5.6 Consents. Selling Parties shall use their best efforts to obtain any consents that are necessary to the consummation of the transaction described in this agreement.

     5.7 Issuance of New Securities. Neither Company, Subsidiary or Broad Samoa shall issue shares of stock or other securities, including, for example, options, warrants and instruments that are convertible into shares of stock.

     5.8 Dividends. Company shall not declare or pay a dividend or other distribution to shareholders, whether payable in cash or property, including, for example, shares or other securities of Company.

     5.9 Stock Splits. Company shall not subdivide its outstanding shares.

                                       VI.
                       BUYER'S OBLIGATIONS BEFORE CLOSING

     6.1 Information to be Held in Confidence. Buyer agrees that, unless and until the Closing has been consummated, it and its representatives will hold in strict confidence, and will not use to the detriment of Company or Subsidiary, all information with respect to Selling Parties' businesses obtained in connection with this transaction or agreement and, if the transaction contemplated by this agreement is not consummated, will return to Selling Parties any and all such data and information.

     6.2 Cooperation in Securing Consents. Buyer will use its best efforts to assist Selling Parties in obtaining the consents of all necessary persons, entities and agencies to the consummation of the transaction described in this agreement.

                                      VII.
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

     7.1 Introduction. The obligation of Buyer to purchase the Stock under this agreement is subject to the satisfaction, at or before the Closing, of all the conditions set out in this Article VII. Buyer may waive any or all of these conditions in whole or in part without prior notice, and no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if a Selling Party shall be in default of any of its representations, warranties or covenants in this agreement.

     7.2 Accuracy of Selling Parties' Representations and Warranties. Except as otherwise permitted by this agreement, all representations and warranties of Selling Parties in this agreement, or in any written statement that shall be delivered to Buyer by a Selling Party under this agreement, shall be true and correct on and as of the Closing Date as though made on and as of that time.


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     7.3 Performance by Selling  Parties.  Selling Parties shall have performed, satisfied and complied with all covenants, agreements and conditions required by this agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

     7.4 Absence of Adverse Changes. During the period from the date of this agreement to the Closing Date, there shall not have been a material adverse change in Company's, Subsidiary's or Broad Samoa's financial condition or results of operations, and neither Company, Subsidiary nor Broad Samoa shall have sustained a material loss of or damage to its assets, whether or not insured, that materially affects their ability to conduct their businesses.

     7.5 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

     7.6 Corporate Approval. The execution and delivery of this agreement by Selling Parties, and the performance of Selling Parties' obligations under it, shall have been duly authorized by all necessary corporate action, and Buyer shall have received copies of all resolutions or actions pertaining to that authorization.

     7.7 Consents. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this agreement, or otherwise pertaining to the matters covered by this agreement, shall have been obtained by Selling Parties and delivered to Buyer.

     7.8 Opinion of Selling Parties' Counsel. Selling Parties' legal counsel shall have delivered to Buyer an opinion as to the matters stated in Sections 3.1, 3.2, 3.3, 3.4, 3.14, 3.15, and 3.20 of this agreement, in form satisfactory to Buyer.

     7.9 Results of Buyer's Investigation. Buyer shall be satisfied with the results of its investigation of Company and its subsidiaries and Company's and Company's subsidiaries' businesses and affairs.

                                      VIII.
              CONDITIONS PRECEDENT TO SELLING PARTIES' PERFORMANCE

     8.1 Introduction. The obligations of Seller to sell and transfer the Stock under this agreement are subject to the satisfaction, at or before the Closing, of all of the following conditions. Seller may waive any or all of these conditions in whole or in part without prior notice, and no such waiver by Seller shall constitute a waiver by it of any of its other rights or remedies at law or in equity, if Buyer should be in default of any of its representations, warranties or covenants under this agreement.

     8.2 Accuracy of Buyer's Representations and Warranties. All representations and warranties by Buyer contained in this agreement or in any written statement delivered by Buyer under this agreement shall be true and correct on and as of the Closing Date as though made on and as of that date.


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     8.3 Buyer's  Performance.  Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions it is required by this agreement to perform, comply with or satisfy before or at the Closing.

     8.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement, shall have been instituted or threatened on or before the Closing Date.

     8.5 Consents. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this agreement, or otherwise pertaining to the matters covered by it, shall have been obtained.

     8.6 Opinion of Buyer's Counsel. Buyer's legal counsel shall have delivered to Selling Parties an opinion as to the matters stated in Sections 4.1 and 4.3 of this agreement, in form satisfactory to Selling Parties.

                                       IX.
                                   THE CLOSING

     9.1 Time and Place. The transfer of the Stock by Seller to Buyer (the "Closing") shall take place at the principal office of Buyer, 48499 Milmont Drive, Fremont, California 94538, U.S.A., at 3:00 p.m., local time, on December 29, 2005, or at such other time and place as the parties may agree to in writing. The term "Closing Date" shall mean December 29, 2005 unless the parties specify another date for the consummation of the purchase and sale of the Stock, in which case "Closing Date" shall mean such other date.

     9.2 Seller's and Subsidiary's Obligations at Closing. At the Closing, Seller and Subsidiary shall deliver to Buyer the following instruments, in the form and substance satisfactory to Buyer, against delivery of the item specified in Section 9.3:

          (1) An irrevocable instruction to Seller's transfer agent to issue a certificate or certificates representing the Stock, registered in the name of Seller, duly endorsed by Seller for transfer to Buyer or accompanied by an assignment of the Stock duly executed by Seller as soon as practicable and in any event within ten days of the Closing.

          (2) The security agreement referred to in Section 10.2 below; and

          (3) The documents necessary to reconstitute Company's board of directors so that it consists of five members, two of whom are persons designated by Company's current board and three of whom are persons designated by Buyer.

     9.3 Buyer's Obligations at Closing. At the Closing, Buyer shall deliver to Seller the purchase price, as provided in Section 2.2 above.



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                                       X.
                   SELLING PARTIES' OBLIGATIONS AFTER CLOSING

     10.1 Buyer's Contingent Right of Rescission. If (i) the gross revenue of Company, Subsidiary and Broad Samoa as a group, determined in accordance with generally accepted accounting principles applicable to companies in the United States ("US GAAP"), consistently applied, is less than (US)$1,100,000 for any of the first 12 calendar months following the Closing, or (ii) the net income of Company, Subsidiary and Broad Samoa as a group, determined in accordance with US GAAP, consistently applied, is less than (US)$1 for any of the first four calendar quarters commencing with the calendar quarter ending December 31, 2005, Buyer may rescind its purchase of the Stock by notifying Seller of its election to do so within 30 days of receiving notice from Seller that the condition set forth in clause (i) or the condition set forth in clause (ii) has been satisfied, or within 30 days of an executive officer of Buyer becoming aware that either such condition has been satisfied, whichever occurs first. Company, Subsidiary and Broad Samoa shall maintain accurate books and records and shall provide Buyer with consolidated monthly income statements and balance sheets, prepared in accordance with US GAAP, within 30 days of the end of each month during the first year following the Closing or until Buyer exercises its right of rescission in this section, whichever occurs first. If Buyer exercises its right of rescission, it shall promptly tender the Stock to Seller (against return by Selling Parties, jointly and severally, of the purchase price of the Stock), and Selling Parties shall promptly return to Buyer the purchase price of the Stock. To secure Selling Parties' obligation to return the purchase price to Buyer in the event Buyer rescinds its purchase of the Stock pursuant to this section, Subsidiary shall provide Buyer with a first position continuing security interest in certain assets of Subsidiary, as provided in a security agreement in the form of Exhibit D to this agreement.


                                       XI.
                                  MISCELLANEOUS

     11.1 Effective Date. This agreement is effective as of January 1, 2006 for purpose of Financial Statement Consolidation.

     11.2 Brokers' Fees. Each party represents that it has dealt with no broker or finder in connection with any transaction contemplated by this agreement; and as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with these transactions. Selling Parties shall indemnify and hold harmless Buyer and Buyer's employees, directors and shareholders, and Buyer shall indemnify and hold harmless Selling Parties and their respective employees, directors and shareholders, against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

     11.3 Expenses. Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in carrying out the transactions contemplated by this agreement.

     11.4  Headings.  The subject  headings of the articles and sections of this
agreement  are  included  for   convenience   only  and  shall  not  affect  the
construction or interpretation of any of its provisions.

     11.5 Entire Agreement; Modification; Waiver. This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this agreement shall be binding unless executed in writing by all the parties. No waiver of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     11.6 Counterparts. This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7 Parties in Interest. Nothing in this agreement, whether express or implied, is intended to (i) confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns; (ii) relieve or discharge the obligation or liability of any third person to any party to this agreement; or (iii) give any third person any right of subrogation or action against a party to this agreement.

     11.8 Assignment. This agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns; provided, however, that Buyer may not assign their rights under this agreement.

     11.9 Litigation Costs. If a legal action, arbitration or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with this agreement, each party shall be responsible for its own attorneys' fees and other costs incurred in that action or proceeding.

     11.10 Nature and Survival of Representations and Obligations. All representations, warranties, covenants and agreements of the parties contained in this agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing.

     11.11 Notices. All notices, requests, demands and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally upon the party to whom the communication is to be given, or on the second day after mailing if mailed to the party to whom the communication is to be given by first-class, certified mail, postage prepaid, and properly addressed as follows:

        To Selling Parties at: No. 15, Park Avenue II, Science-Based Industrial
                               Park, Hsin-Chu City, Taiwan

        To Buyer at: 48499 Milmont Drive, Fremont, CA 94538 U.S.A.

A party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

     11.12 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts that are executed and performed entirely in California.

     11.13 Severability. If a provision of this agreement is held invalid or unenforceable, all other provisions of this agreement shall be construed to remain fully valid, enforceable and binding on the parties.

     11.14 Venue. Any legal action arising from or related to this agreement shall be brought and maintained in the Federal District Court for the Northern District of California.

     IN WITNESS WHEREOF, the parties to this agreement have duly executed this agreement on the date and year first above written.

                BUYER:

                                 Pegasus Wireless Corp.


                                 By:
                                     ----------------------------------------

                                 Title:
                                        -------------------------------------

                SELLER:

                                 CNet Technology, Inc. (Taiwan)


                                 By:
                                     ----------------------------------------

                                 Title:
                                        -------------------------------------

                COMPANY:

                                 CNet Technology, Inc. (Cayman Islands)

                                 By:
                                     ----------------------------------------

                                 Title:
                                        -------------------------------------

                SUBSIDIARY:

                                 ANet Wu-Jiang

                                 By:
                                     ----------------------------------------

                                 Title:
                                        -------------------------------------

                                    EXHIBIT A

                             SCHEDULE OF EXCEPTIONS

                                      None

                                    EXHIBIT B

                       LIST OF TANGIBLE PERSONAL PROPERTY
                              OTHER THAN INVENTORY

         (To be prepared by Seller and Buyer before signing agreement.)

                                    EXHIBIT C

                   COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS


                                 (See attached.)

                                    EXHIBIT D

                               SECURITY AGREEMENT

     ANet Wu-Jiang, a corporation organized under the laws of the Peoples Republic of China ("Debtor"), hereby transfers and conveys to Pegasus Wireless Corporation, a Nevada (U.S.A.) corporation ("Secured Party"), a continuing security interest in the assets described in Paragraph 1 (the "Collateral") to secure the performance of Debtor's obligations described in Paragraph 2.

     1. Collateral. The Collateral consists of the assets identified in Exhibit 1 of this agreement.

     2. Obligations Secured. This agreement secures: (1) the performance by Debtor of the covenants contained in this agreement, and (2) the obligations of Debtor, CNet Technology, Inc., a corporation organized under the laws of Taiwan, Republic of China ("Seller"), and CNet Technology, Inc, a corporation organized under the laws of the Cayman Islands, British West Indies ("Company") under that certain Agreement for Purchase and Sale of Stock dated December 29, 2005 among Debtor, Seller, Company and Secured Party, including, for example, their joint and several obligation to return to Secured Party the purchase price of certain stock if Secured Party rescinds its purchase of the stock pursuant to Section
10.3 of such agreement.

     3. Covenants of Debtor. Debtor agrees with Secured Party as follows:

     3.1 Debtor will execute, alone or with Secured Party, any financing statement, amendment, continuation statement, or other document, procure any documents, and pay all connected costs necessary to perfect Secured Party's security interest.

     3.2 Debtor will indemnify and hold Secured Party harmless from and in respect of the consequences of the breach by Debtor of any of its obligations set forth in this agreement.

     3.3 The Collateral: (1) will not be misused, abused, wasted, or allowed to deteriorate except for ordinary wear and tear from its intended primary use; (2) may be examined and inspected by Secured Party at any reasonable time and wherever located; (3) will be insured until this agreement is terminated against all risks to which it is exposed as well as those that Secured Party may reasonably designate, with policies acceptable to Secured Party and payable to both Secured Party and Debtor, as their interests appear, and providing for ten days' minimum cancellation notice to Secured Party; (4) will be kept at the places in which such Collateral is normally used by Debtor; and (5) will not be sold or otherwise transferred, in whole or in part, except for inventory sold in the ordinary course of Debtor's business.

     3.4 Debtor will furnish Secured Party with reports on the location and condition of the Collateral, and sales of the Collateral, in the detail and at the times that Secured Party may reasonably require.

     4. Default. Debtor shall be in default under this agreement on the happening of any of the following events or conditions:

     4.1 Debtor's failure to pay any amount secured hereby within ten days after it is due or to cure any other default in the performance of any obligation, covenant, or liability secured hereby or contained or referred to herein within ten days after written notice of default and demand to cure is given by Secured Party to Debtor.

     4.2 The making of any levy, seizure, or attachment of or on the Collateral;

     4.3 The commencement of a proceeding or taking of an action by or against Debtor under any statute relating to insolvency, bankruptcy, or relief of debtors; or

     4.4 The appointment of a receiver to take possession of any part of the property of, or the assignment of assets for the benefit of creditors by, Debtor.

     5. Remedies Upon Default. Upon the happening of any default, as defined in Paragraph 4, Secured Party shall have all of the rights and remedies of a secured party under the law of the People's Republic of China, and, without limiting the generality of the foregoing, shall have the right to do any or all of the following:

     5.1 Declare the sums of money, payment of which is hereby secured, to be forthwith due and payable without demand or notice.

     5.2 Take possession of the Collateral and enter and remain upon the premises where the Collateral is located for the purpose of such possession and the exercise of the remedies provided herein or conferred by law.

     5.3 Take such measure (including operation, repair, dismantling, and removal of all or any part of the Collateral or preparation of the Collateral for sale, lease, or other disposition) as are necessary or proper for the care, protection, maintenance, and preservation of the Collateral.

     5.4 Sell, lease, or otherwise dispose of any or all of the Collateral as Secured Party may in its discretion determine. At any sale hereunder, Secured Party or Secured Party's successor or assignee may become the purchaser. The proceeds of any such sale, lease, or other disposition shall be applied to the payment for the satisfaction of all indebtedness secured by or obligations set forth in this agreement. Secured Party will give Debtor reasonable notice of the time and place of any public sale of the Collateral or of the time on or after which any private sale thereof or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is given at least 15 days before the time of sale or other disposition.

     5.5 Require Debtor to assemble all or any part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to each party.

     6. Concurrent Remedies Upon Default. All remedies or power conferred upon Secured Party herein or by law shall be cumulative and concurrent at the option of Secured Party and shall be in addition to and without prejudice to Secured Party's rights as a judgment creditor of Debtor. If a judgment is obtained, Secured Party may foreclose or exercise the power of sale or any other remedy available to Secured Party upon any default or upon successive defaults hereunder without declaring all sums secured hereby to be due and payable, and Secured Party shall be authorized to sell, lease, or otherwise dispose of, upon any such occasion, all or any part of the Collateral, and the remaining Collateral shall continue as security for any other sums remaining due after such sale, lease, or other disposition or thereafter to become due or payable on any of the indebtedness or obligations secured hereby.

     7. Waiver. No waiver by Secured Party of any default or of any right, power, or remedy hereunder shall operate as a waiver of any default, right, power, or remedy on a future occasion.

     8. Possession of Collateral. As long as Debtor is not in default hereunder, Debtor may have and retain possession of the Collateral and use it in any lawful manner not inconsistent with this agreement or any policy of insurance on the Collateral.

     9. Power of Attorney. Debtor hereby irrevocably appoints Secured Party its attorney- in-fact to do any act which the Debtor is obligated hereby to do, and to execute and file in the Debtor's name any financing or continuation statements and amendments thereto required to perfect and/or preserve Secured Party's security interest hereunder, or to protect and preserve the Collateral and Secured Party's rights hereunder. The failure or refusal of Secured Party to take any action under this paragraph shall not waive or prejudice any rights that Secured Party may have under this agreement, under any other agreement or under law.

     10. Severability of Provisions. If any portion of this agreement is deemed to be invalid or unenforceable by a court, agency, or other judicial or quasi-judicial body, such invalidity or unenforceability shall not affect the validity of the remainder hereof.

     11. Entire Agreement. The parties acknowledge and agree that neither of them has made any representations inducing the execution and delivery hereof except those specifically set forth herein.

     12. Amendment. This agreement may be amended only by a written instrument signed by both parties hereto.

     13. Construction. This agreement shall be construed and governed by the laws of the Peoples Republic of China.

     14. Binding. This agreement shall be binding on the parties hereto and on their respective heirs, personal representatives, executors, administrators, successors, and assigns.

     15. Pronouns. Whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular includes the plural.

     16. Assignment of Rights. Secured Party may assign its rights under, and the security interest created by, this agreement. Should Secured Party assign such rights or security interest, its assignee shall be entitled to all performance required of Debtor by this agreement on written notice of the assignment.

     17. Notices. All notices required or authorized under this agreement shall be given in writing. All notices shall be effective upon delivery if delivered in person or five days after mailing if mailed by certified mail (or its equivalent) at a post office, postage prepaid, addressed to the party for whom it is intended at the address shown on the signature page of this agreement. A party may change its address for the purpose of this paragraph by giving the other party notice thereof.

     18. Term. The term of this agreement shall commence on the date hereof and continue until all obligations secured hereby have been paid in full or otherwise performed.

         Date: December 29, 2005

                              DEBTOR

                              ANet Wu-Jiang


                              By:  /s/Simon Chang
                                  ----------------------------------------

                              Title:
                                     -------------------------------------

                              Address:
                                      ------------------------------------


         Accepted:

         Date: December 29, 2005

                              SECURED PARTY

                              Pegasus Wireless Corporation


                              By:  /s/Alex Tsao
                                  ----------------------------------------

                              Title:
                                     -------------------------------------

                              Address:    48499 Milmont Drive
                                          Fremont, CA
                                          94538  U.S.A.

                                    EXHIBIT 1

                               COLLATERAL LISTING


                            ANet (Wu-Jiang) Co. Ltd.
--------------------------------------------------------------------------------
                           Collateral Equipment List
--------------------------------------------------------------------------------
 (Property                               Purchasin
 Tag No.)                 Item            g Date      Unit        Quantity
-------------- --------------------- -----------------------------------------
               PCB Conveyer
 M b-0002      Machine - 1               3/3/2003        pc          1
-------------- --------------------- -----------------------------------------
               Delivery
 M b-0003      Machine - 1               3/3/2003        pc          1
-------------- --------------------- -----------------------------------------
               Solder Paste
 M b-0004      Printer - 1               3/1/2003        pc          1
-------------- --------------------- -----------------------------------------
 M b-0005      High Speed                3/3/2003        pc          1
               Pick and Place
               Machine - 1
-------------- --------------------- -----------------------------------------

   MM b-0031      Re-flow                   3/2/2003  3     pc          1
   u              Soldering                           /
   l              System - 1                          3
   t                                                  /
   i                                                  2
   u                                                  0
   s                                                  0
   e                                                  3
   P

----------------- -------------------- -----------------------------------------

                  PCB Conveyer
    M b-0023      Machine - 2              3/3/2003        pc          1
----------------- -------------------- -----------------------------------------
                  Product
                  Delivery
    M b-0026      Machine - 2              3/5/2003        pc          1
----------------- -------------------- -----------------------------------------
                  Solder Paste
    M b-0027      Printer - 2              3/5/2003        pc          1
----------------- -------------------- -----------------------------------------
                  High Speed
                  Pick and Place
    M b-0028      Machine - 2              3/5/2003        pc          1
----------------- -------------------- -----------------------------------------
                  Multiuse Pick
                  and Place
    M b-0029      Machine - 2              3/5/2003        pc          1
----------------- -------------------- -----------------------------------------
    M b-0030      Re-flow                  3/5/2003        pc          1
                  Soldering
                  System - 2
----------------- -------------------- -----------------------------------------